Exhibit 10.53

Convertible Promissory Note

Innova Holdings, Inc. (Maker)

Richard Wynns (Payee)

$30,000	July 22, 2005

FOR VALUE RECEIVED, the undersigned, Innova Holdings, Inc. (“Maker”), a Delaware corporation, promises to pay to the order of Richard Wynns (“Payee”), the principal sum of Thirty Thousand Dollars ($30,000.00), with interest at an annual rate of five percent (5%) on December 31, 2006. This promissory note is convertible into common stock of Maker at $0.015 per share at any time up through its repayment.

This note represents a loan from Payee for sums borrowed by Maker from Payee to assist Maker with meeting certain of its operating expenses.

The Maker shall have the right to prepay the amounts due hereunder, in whole or in part, at any time without premium or penalty.

Upon the occurrence of any of the following events of default:

(i) any payment due hereunder shall not be paid within fifteen (15) days after the date when due;

(ii) the Maker shall fail to perform or observe any other obligation at the time and in the manner required by this Promissory Note; or

(iii) if any court of competent jurisdiction shall enter an order appointing, without the consent of the Maker, a custodian, receiver, trustee or other officer with similar powers with respect to the Maker or with respect to any substantial part of the property of the Maker, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Maker’s property, of if any petition for any such relief shall be filed against the Maker and such petition shall not be dismissed within thirty (30) days, then, and in any such event and at any time thereafter, the Payee may, by written notice to the Maker, declare the entire unpaid principal amount hereunder to be immediately due and payable, whereupon the same shall become forthwith due and payable, and proceed to exercise any and all rights and remedies that Payee may have at law or in equity.

If any attorney is engaged to collect all or any portion of the liabilities of the Maker hereunder or to represent Payee in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Promissory Note, or to represent Payee in any other proceedings whatsoever in connection with this Promissory Note, then the Maker shall be liable to Payee for all reasonable attorneys’ fees, costs and expenses in connection therewith, in addition to all other amounts due hereunder.

The Maker hereby waives presentment for payment, demand, notice of non-payment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Promissory Note. The Maker hereby consents to every extension of time; renewal, waiver or modification that may be granted by Payee with respect to the payment or other provisions of this Promissory Note or any part hereof, with or without substitution.

No delay or omission on the part of Payee in exercising any rights or remedies contained herein shall operate as a waiver of such right or remedy or of any other right or remedy, and no singular or paiiial exercise of any right or remedy shall preclude any other further exercise thereof, or the exercise of any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar or waiver of any right or remedy on future occasions, and no delay, omission, waiver or partial exercise shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

In the event that any provision of this Promissory Note is deemed to be invalid by reason of the operation of any law, this Promissory Note shall be construed as riot containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

This Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Payee and the Maker.

This Promissory Note may not be changed or amended orally, but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

The validity and interpretation of this Promissory Note shall be governed by the internal laws (and not the laws of conflict) of the State of Florida.

IN WITNESS WHEREOF, the Maker has executed this Promissory Note on the day and year first above written.

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